                                                                     Exhibit (b)

          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                 SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                               DECEMBER 31, 1999

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   GROSS AMOUNT AT
                                                                                                                     WHICH CARRIED
                              INITIAL COSTS TO THE PARTNERSHIP          COSTS                                       AT CLOSE OF YEAR
                     -----------------------------------------------               ------------------------------------------------
                                                                     CAPITALIZED
                                                       BUILDING     SUBSEQUENT TO              BUILDING &    1999
   DESCRIPTION         ENCUMBRANCES      LAND        IMPROVEMENTS    ACQUISITION    LAND      IMPROVEMENTS  SALES   TOTAL (A)(B)(C)
------------------   ---------------  ------------   -------------- ------------- ---------  -------------  ------  ----------------
Properties:

Office Building
Lisle, IL                None            1,780,000     15,743,881    4,551,901     1,780,000    20,295,782              22,075,782

Garden Apartments
Atlanta, GA              None            3,631,212     11,168,904      846,730 (b) 3,631,212    12,015,634              15,646,846

Retail Shopping Center
Roswell, GA              None            9,454,622     21,513,677    1,426,554     9,500,725    22,894,128              32,394,853

Office Building
Morristown, NJ           None            2,868,660     12,958,451    4,289,583     2,868,660    17,248,034              20,116,694

Office/Warehouse
Bolingbrook, IL          None            1,373,199      7,302,518      272,311     1,373,199     7,574,829               8,948,028

Garden Apartments
Raleigh, NC              None            1,623,146     14,135,553       75,229     1,623,146    14,210,782              15,833,928

Office Building
Nashville, TN            None            1,797,000      6,588,451      124,457     1,797,377     6,712,531               8,509,908

Office Park
Oakbrook Terrace, IL     None            1,313,310     11,316,883      315,173     1,313,821    11,631,545              12,945,366

Office Building
Beaverton, OR            None              816,415      9,897,307       55,089       844,751     9,924,060              10,768,811

Industrial Building
Salt Lake City, UT       None              582,457      4,805,676      252,576       594,780     5,045,929               5,640,709

Industrial Building
Aurora, CO               None            1,338,175      7,202,411    1,578,486     1,415,159     8,703,913              10,119,072

Office Complex
Brentwood, TN            None            2,425,000      7,063,755      118,073     2,453,117     7,153,711               9,606,828

                                      -------------   -----------   -----------   ----------   -----------   -----    -------------
                                        29,003,196    129,697,467   13,906,162    29,195,947   143,410,878      0      172,606,825
                                      =============   ===========   ===========   ==========   ===========   =====    =============

                      -------------------------------

                         YEAR OF             DATE
   DESCRIPTION          CONSTRUCTION       ACQUIRED
------------------    ---------------      ----------
Properties:

Office Building
Lisle, IL                 1985            Apr., 1988

Garden Apartments
Atlanta, GA               1987            Apr., 1988

Retail Shopping Center
Roswell, GA               1988            Jan., 1989

Office Building
Morristown, NJ            1981            Aug., 1988

Office/Warehouse
Bolingbrook, IL           1989            Feb., 1990

Garden Apartments
Raleigh, NC               1995            Jun., 1995

Office Building
Nashville, TN             1982            Oct., 1995

Office Park
Oakbrook Terrace, IL      1988            Dec., 1995

Office Building
Beaverton, OR             1995            Dec., 1996

Industrial Building
Salt Lake City, UT        1997            Jul., 1997

Industrial Building
Aurora, CO                1997            Sep., 1997

Office Complex
Brentwood, TN             1987            Oct., 1997

                                                         1999          1998          1997
                                                      -----------   -----------   -----------
(a)                  Balance at beginning of year     170,045,055   201,670,248   177,082,291
                       Additions:
                        Acquisitions                            0             0    23,417,474
                        Improvements, etc.              2,561,770     5,827,888     1,170,483
                       Deletions:
                        Sale                                    0   (37,453,081)            0

                                                      -----------   -----------   -----------
                     Balance at end of year           172,606,825   170,045,055   201,670,248
                                                      ===========   ===========   ===========

(b)                  Net of $1,000,000 settlement received from lawsuit.

                                                     THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                                      SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                                                                          DECEMBER 31, 1999
                                       --------------------------------------------------------------------------------


                                       INITIAL COSTS TO THE PARTNERSHIP         COSTS
                                       --------------------------------                      --------------------------
                                                                             CAPITALIZED
                            ENCUMBRANCES                   BUILDING &       SUBSEQUENT TO                  BUILDING &
       DESCRIPTION           AT 12/31/99      LAND        IMPROVEMENTS       ACQUISITION        LAND      IMPROVEMENTS
-------------------------  --------------  ----------    --------------   -----------------  ----------  --------------
Interest in Properties:

Garden Apartments
Jacksonville, FL               10,184,662   2,750,000        14,650,743                   0   2,750,000   14,650,743

Retail Shopping Center
Kansas City MO and KS*         15,968,149   5,710,916        15,211,504             232,855   5,710,916   15,444,359

                           --------------  ----------    --------------   -----------------  ----------  --------------
                               26,152,811   8,460,916        29,862,247             232,855   8,460,916   30,095,102
                           ==============  ==========    ==============   =================  ==========  ==============

                                          GROSS AMOUNT AT
                                           WHICH CARRIED
                                         AT CLOSE OF YEAR
                           --------------------------------------------------------------------

                               1999                               YEAR OF             DATE
       DESCRIPTION            SALES       TOTAL (A)(B)(C)       CONSTRUCTION        ACQUIRED
-------------------------  -----------  -------------------  ------------------  --------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                                 17,400,743         1973           Sept., 1999

Retail Shopping Center
Kansas City MO and KS*                           21,155,275    Various Ranging     Sept., 1999
                                                               From 1972-1992

                           -----------  -------------------
                                     0           38,556,018
                           ===========  ===================

                                                                            1999             1998           1997
                                                                      --------------  -----------------  ----------
(a)                        Balance at beginning of year                            0                  0   6,133,157
                            Additions:
                            Acquisitions                                  38,556,018                  0           0
                            Improvements, etc.                                     0                  0           0
                            Deletions:
                             Sale                                                  0                  0  (6,133,157)

                           Encumbrances on Joint Ventures
                            accounted for by the equity method           (15,968,149)                 0           0

                                                                      --------------  -----------------  ----------
                           Balance at end of year                         22,587,869                  0           0
                                                                      ==============  =================  ==========

*Partnership interest accounted for by the equity method.

                     REPORT OF INDEPENDENT ACCOUNTANTS ON

                         FINANCIAL STATEMENT SCHEDULES



To the Partners of Prudential
Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 17, 2000 also included an audit of the accompanying financial statement schedules. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP
New York, New York
February 17, 2000